EXHIBIT 10.45

LOAN AGREEMENT

April 5, 2018

Richard N. Jeffs (the “Lender”) of 11750 Fairtide Road, Ladysmith, BC V9G 1K5, advanced CDN$10,000 (the “Principal Sum”) to Cell MedX Corp. (the “Borrower”) of 123 W. Nye Ln, Suite 446, Carson City, NV 89706. The Lender advanced the funds on April 5, 2018.

The Borrower agrees to repay the Principal Sum on demand, together with interest calculated and compounded monthly at the rate of 12% per year (the “Interest”) from April 5, 2018 (the “Effective Date”). The Borrower agrees to pay an administrative fee of $500 for securing the loan; the administrative fee shall be added to Principal Sum and will accumulate interest at the same terms as the Principal Sum.

The Borrower is liable for repayment of the Principal Sum, accrued Interest, the administrative fee, and any additional costs that the Lender incurs in trying to collect the Principal Sum and the Interest.

The Borrower will evidence the debt and its repayment of the Principal Sum and the Interest with a promissory note in the attached form.

LENDER	BORROWER
Richard N. Jeffs	Cell MedX Corp.

Per:	Per:

/s/ Richard N. Jeffs	/s/ Yanika Silina
Richard N. Jeffs	Yanika Silina, CFO

PROMISSORY NOTE

Principal Amount: CAD$10,000	April 5, 2018

Cell MedX Corp., (the “Borrower”) promises to pay on demand to the order of Richard N. Jeffs (the “Lender”) the sum of $10,000 lawful money of Canada (the “Principal Sum”) together with the administrative fee of $500 and interest accrued on the Principal Sum and administrative fee calculated from April 5, 2018 (“Effective Date”) both before and after maturity, default and judgment at the Interest Rate as defined below.

For the purposes of this promissory note, Interest Rate means 12 per cent per year. Interest at the Interest Rate must be calculated and compounded monthly not in advance from and including the Effective Date (for an effective rate of 12.68% per annum calculated monthly), and is payable together with the Principal Sum when the Principal Sum is repaid.

The Borrower may repay the Principal Sum and the Interest in whole or in part at any time.

The Borrower waives presentment, protest, notice of protest and notice of dishonour of this promissory note.

BORROWER

Cell MedX Corp.

Per:

/s/ Yanika Silina

Yanika Silina, CFO